AMENDMENT TO ACCOUNTS RECEIVABLE
                               SECURITY AGREEMENT

FOR A VALUABLE CONSIDERATION, First Community Financial Corporation, an Arizona corporation (FCFC) and Poore Brothers Distributing, Inc., an Arizona corporation (Borrower) do hereby agree to amend the following paragraphs of that certain Accounts Receivable Security Agreement dated July 26, 1996, between the parties (as the same may have been amended from time to time) and executed by the aforementioned parties, in the following respects:


Paragraph 2.2 shall be amended as follows:

         2.2 Effective January 1, 1997, the Obligations of Borrower to FCFC shall bear interest, for the actual days outstanding at a rate equal to the Prime Rate plus 3.5 % per annum, computed on the basis of a 360-day year for actual days elapsed. The Prime Rate of 8.25% is the rate in effect as of this date. In the event of changes in the Prime Rate from time to time, the rate of interest to be charged to Borrower shall be correspondingly adjusted as of the date of the Prime Rate change. Notwithstanding the foregoing, in no event shall the interest rate chargeable hereunder be less than 11.75% per annum. Interest is due and payable to FCFC under this Agreement on the first day of each month. Any interest not paid when due shall become a part of Borrower's Obligations under this Agreement, and shall thereafter bear interest as provided herein.

                  FCFC shall render statements to Borrower of the Obligations, including all principal, interest and FCFC's Costs owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and FCFC unless, within thirty (30) days after receipt thereof by Borrower, Borrower notifies FCFC in writing specifying the error or errors, if any, contained in any such statements.


Paragraph 2.5 shall be amended as follows:

         2.5 Effective January 1, 1997, in order to further induce FCFC to grant the Credit Facility to Borrower, Borrower agrees that the minimum amount of interest to be paid monthly by Borrower to FCFC, during the original and each renewal term of this Agreement, shall not be less than $2,000 per month. Notwithstanding any default by Borrower, or a termination of this Agreement by FCFC because of such default, this minimum interest shall be charged to and paid by Borrower for the unexpired term of this Agreement. In the event the monthly interest earned by FCFC on advances made by FCFC to Borrower under this Agreement is less than the minimum set forth above, Borrower will pay to FCFC such difference at the same time as such accrued interest is due and payable.

Except as amended hereby, all other terms and provisions of the Accounts Receivable Security Agreement (as the same may have been amended from time to time) shall continue in full force and effect and are hereby ratified, confirmed and approved.

Dated this 30th day of December, 1996.

Agreed & Accepted                          Agreed & Accepted

Poore Brothers Distributing, Inc.          First Community Financial Corporation
                                           an Arizona corporation

an Arizona corporation

By:  /s/ David J. Brennan                  By:  /s/ James C. Adamany
    -------------------------------            ---------------------------------
    David J. Brennan, President and             James C. Adamany, President
    Chief Executive Officer



                     ACKNOWLEDGMENT & CONSENT OF GUARANTORS


Poore Brothers, Inc. Fka                   Poore Brothers Arizona, Inc.
Poore Brothers Holdings, Inc.              Fka Poore Brothers Southwest, Inc.,
                                           an Arizona corporation


By:  /s/ David J. Brennan                  By:  /s/ David J. Brennan
   ------------------------------              --------------------------------
     David J. Brennan                             David J. Brennan

Its: President and Chief Executive         Its: President and Chief Executive
     -----------------------------              -----------------------------
     Officer                                    Officer
     -------                                    -------